AMENDMENT NO. 1
TO
LETTER LOAN AGREEMENT

This Amendment No. 1 to Letter Loan Agreement (the “Amendment”) is made effective as of October 18, 2006 (the “Amendment Date”) and is entered into by and among Ronco Corporation, a Delaware corporation (the “Borrower”), Sanders Morris Harris Inc., a Texas corporation, individually and as administrative agent (the “Lead Lender”) and the persons and entities listed on the schedule of lenders attached to the Agreement (as defined below) as Schedule 1 (each, together with the Lead Lender, a “Lender” and, collectively, the“Lenders”).

Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

Whereas, the Borrower and the Lenders are parties to that certain Letter Loan Agreement dated June 9, 2006 (the “Agreement”) pursuant to which the Borrower and the Lenders have certain rights and obligations;

Whereas, the Borrower intends to enter into a Senior Credit Agreement with Laurus Master Fund, Ltd (the “Laurus Loan”);

Whereas, a condition to closing on the Laurus Loan is that the Lead Lender loan an additional $1,500,000 to Borrower (the “Lead Lender Loan”);

Whereas, certain provisions of the Agreement require amendment to facilitate the Lead Lender Loan;

Whereas, as of the date of this Amendment only the Lead Lender and the Borrower were parties to the Agreement; and

Whereas, the Agreement may be amended by the Lead Lender and the Borrower.

Now, Therefore, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

1.	Amendment of the Agreement.

The parties hereby agree to amend the terms of the Agreement as of the Amendment Date as provided below.

1.1  Amendment of Section 1(a). The form of Initial Note attached to the Agreement as Exhibit A is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

1.2  Amendment of Section 1(b). The form of Second Note attached to the Agreement as Exhibit B is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

1.3  Amendment of Section 1(c). The form of Subsequent Note attached to the Agreement as Exhibit C is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto.

1.4  Amendment of Section 1(f). Section 1(f) is hereby amended and restated in its entirety to read as follows:

“(f) The Multiple Lender Loan shall be made at a third Closing (the “Third Closing”) by such persons or entities that indicate their intent to participate in the Rights Offering (as defined below) (the “Rights Lenders”). The Third Closing shall take place at such date, time, and place as determined by the Borrower in its sole discretion; provided, however, that the Third Closing shall occur no later than forty-five days after the date of the Mailing (as defined below). The Rights Lenders shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, without the need for an amendment to this Agreement except to add such person’s or entity’s name to Schedule 1, and shall have the rights and obligations of a Lender hereunder as of the date of the Third Closing. Immediately prior to the Third Closing, Schedule 1 will be amended to list the Rights Lenders participating in the Third Closing hereunder and the principal amount of the Note being purchased by such Rights Lender hereunder. At the applicable Closing, the Borrower will deliver to each Lender the respective Note to be purchased by such Lender, against receipt by the Borrower of the corresponding purchase price set forth on Schedule 1 hereto. Notwithstanding the foregoing, the Borrower and the Lead Lender agree that participation by a Rights Lender in the Rights Offering is contingent upon such Rights Lender agreeing to be bound as a “Subordinated Lender” pursuant to that certain Intercreditor and Subordination Agreement between the Lead Lender, individually and as agent for the Lenders and Laurus Master Fund, Ltd.”

1.5  Amendment of Section 1(g). Section 1(g) is hereby amended and restated in its entirety to read as follows:

“(g) Notwithstanding the foregoing, in the event that the aggregate principal amount of the Notes purchased at the Initial Closing, the Second Closing and the Third Closing exceeds $3,000,000.00 (the “Excess”), then Borrower and the Lead Lender agree that Borrower shall prepay its obligations under the Initial Note and the Second Note to the extent of the Excess (the “Rights Offering Payment”). The Lead Lender waives all notice provisions in the Initial Note and the Second Note with respect to the Rights Offering Payment.

1.6  Addition of Section 1(h). The Agreement is hereby amended to add Section 1(h) which reads in its entirety as follows:

“(h) The Lead Lender agrees that it shall invest the Rights Offering Payment in the Borrower no later than 30 business days after the date of the Third Closing (the “New Investment”); provided however that the Borrower and the Lead Lender agree that the New Investment shall (i) be in any form mutually acceptable to the Borrower and the Lead Lender and (ii) in the event that the New Investment is in the form of a loan by the Lead Lender to the Borrower then such loan shall not mature prior to the loan made by Laurus Master Fund, Ltd. to the Borrower pursuant to the Senior Credit Agreement.”

1.7  Amendment of Section 2(a)(ii)(C). Section 2(a)(ii)(C) is hereby amended and restated in its entirety to read as follows:

“(C) Intentionally Omitted.”

1.8 Amendment of Section 2(a)(ii)(E). Section 2(a)(ii)(E) is hereby amended and restated in its entirety to read as follows:

“(E) Intentionally Omitted.”

1.9  Amendment of Section 2(a)(ii)(F). Section 2(a)(ii)(F) is hereby amended and restated in its entirety to read as follows:

“(F) the Lead Lender shall have received a subordination/consent agreement from Ronco Inventions, LLC, Popeil Inventions, Inc., RP Productions, Inc., RMP Family Trust, and Ronald M. Popeil subordinating their interest in the Life Insurance Policy (as defined below) to the Loans; and the Lead Lender shall have received completed and executed consents to release of medical records of Ronald M. Popeil relating to the Life Insurance Policy;”

1.10 Amendment of Section 3(c). Section 3(c) is hereby amended and restated in its entirety to read as follows:

“(c) As of the date of the Second Closing, the Borrower has delivered to the Lead Lender its consolidated balance sheet as of June 30, 2006 and the related consolidated statements of operations and cash flows for the year ended June 30, 2006 and stockholders' equity for the year ended June 30, 2006 (the “Financial Statements”). Each Financial Statement is true and correct in all material respects, fairly presents in all material respects the financial condition of Borrower as of the date(s) and during the period(s) indicated therein, and has been pre-pared in accordance with generally accepted accounting principles, consistently applied throughout the period indicated, except as disclosed therein. Except as set forth on the Schedule of Exceptions, as of the date of this Agreement, there are no obligations, liabilities, or indebtedness (including contingent and indirect liabilities) which are material to Borrower, and not reflected in such Financial Statements; and no material adverse changes have occurred in the financial condition or business of Borrower since the date of the most recent Financial Statements.”

1.11 Amendment of Section 5(a). Section 5(a) is hereby amended and restated in its entirety to read as follows:

“(a) To the extent permissible under applicable federal and state securities laws, by the earlier to occur of seven days after (i) December 31, 2006 or (ii) the end of the Pricing Period, Borrower shall send by regular first class mail (the “Mailing”) to all holders of Borrower’s Series A Convertible Preferred Stock, at such holder’s address as is shown in the Borrower’s records at the time of such Mailing, an offer to participate as a Rights Lender in the Third Closing to the extent of their Pro Rata Share (as defined below) (the “Rights Offering”). For purposes of this Agreement, “Pro Rata Share” means (x) the Aggregate Subsequent Loan Amount multiplied by (y) a fraction, (i) the numerator of which shall be the number of shares of Series A Convertible Preferred Stock held by such Rights Lender on the date hereof and (ii) the denominator of which shall be the total number of outstanding shares of Series A Convertible Preferred Stock as of the date hereof. Borrower agrees that a Rights Lender shall have no more than thirty days from the date of the Mailing to indicate that such Rights Lender intends to participate in the Rights Offering.”

1.12 Addition of Section 5(m). The Agreement is hereby amended to add Section 5(m) which reads in its entirety as follows:

“(m) Borrower shall use reasonable commercial efforts to file Amendment No. 7 to Borrower’s Registration Statement on Form SB-2 on Form S-1 (No. 333-127056) no later than October 31, 2006, and thereafter shall use reasonable commercial efforts to promptly cause such registration statement to be declared effective and Borrower shall provide notice of such effectiveness to the stockholders listed in the selling stockholder table of such registration statement at such stockholder’s address as is shown in the Borrower’s records at the time of such notice.”

1.13 Amendment of Section 6(c). Section 6(c) is hereby amended and restated in its entirety to read as follows:

“(c) liquidate, dissolve, or merge or consolidate with, or acquire all or substantially all of the assets of, any other company, firm, or association; or make any other substantial change in Borrower’s capitalization (other than the issuance of Borrower’s securities pursuant to its settlement with the holders of its Series A Convertible Preferred Stock or to Laurus Master Fund, Ltd. in connection with Borrower’s entrance into a Senior Credit Agreement with Laurus Master Fund, Ltd.); or engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto;”

1.14 Amendment of Section 7(g). Section 7(g) is hereby amended and restated in its entirety to read as follows:

“(g) Intentionally Omitted;”

1.15 Amendment of Section 7(h). Section 7(h) is hereby amended and restated in its entirety to read as follows:

“(h) Intentionally Omitted”

1.16 Amendment of Section 7(i). Section 7(i) is hereby amended and restated in its entirety to read as follows:

“(i) the Third Closing shall not have occurred by forty-five days after the date of the Mailing.”

1.17 Amendment of Section 9. Section 9 is hereby amended and restated in its entirety to read as follows:

“9. Collateral. Subject to that certain Intercreditor and Subordination Agreement between Lead Lender and Laurus Master Fund, Ltd. and the collateral assignment of the Life Insurance Policy to Laurus Master Fund, Ltd., repayment of the Notes shall be secured by the Life Insurance Policy issued by John Hancock Life Insurance Company on the life of Ronald M. Popeil, as set forth in that certain Security Agreement, as amended, of even date herewith (the “Life Insurance Policy”).”

1.18 Amendment of Section 10(b)(i). Section 10(b)(i) is hereby amended and restated in its entirety to read as follows:

“(i) Borrower:	Ronco Corporation
61 Moreland Road
Simi Valley, CA 93065
Attention: Chief Financial Officer
Telecopy No.: (818) 698-6484”

1.19 General Amendment. As of the Amendment Date, the defined term “Loan Documents” as used in the Agreement shall not include the Insurance Assignment.

1.20 Use of Proceeds. Only as it applies to the use of proceeds by the Borrower from the Second Loan, the parties hereby agree that Schedule 2 to the Agreement includes the schedule set forth in Exhibit D hereto.

2.            Note Amendment.

2.1 Initial Note. The parties hereby agree to amend and restate the Initial Note in its entirety as of the Amendment Date to read as set forth in Exhibit A hereto (the “Amended Initial Note”). At the Second Closing, the Lead Lender shall surrender the predecessor to the Amended Initial Note to the Borrower for cancellation.

3.            Miscellaneous.

3.1 Waiver. The Lenders hereby waive any breach of the Loan Documents, including the Insurance Assignment, occurring immediately prior to the Amendment Date. The Lenders hereby further waive any Event of Default under the Agreement or the Initial Note issued thereunder occurring immediately prior to the Amendment Date.

3.2 No Other Changes. All terms of the Agreement (including, without limitation, the provisions of the Agreement which apply following termination of the Agreement) shall remain in full force and effect as amended hereby.

3.3 Governing Law. This Amendment is being executed and delivered, and is intended to be performed, in the State of Texas, and the substantive laws of Texas shall govern the validity, construction, enforcement and interpretation of this Amendment.

3.4 Invalid Provisions. If any provision of this Amendment are held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Amendment, such provision shall be fully severable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment, and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment.

3.5 Counterparts. This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

In Witness Whereof, the parties have caused this Amendment No. 1 to Letter Loan Agreement to be executed by their respective authorized officers.

COMPANY:

RONCO CORPORATION

By: /s/Paul Kabashima
Name: Paul Kabashima
Title: Interim President and Chief Executive Officer

LENDERS:

SANDERS MORRIS HARRIS, INC.

By: /s/Ben T. Morris

Name: Ben T. Morris

Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Letter Loan Agreement]